Exhibit 5.1

March 19, 2019

vTv Therapeutics Inc.

4170 Mendenhall Oaks Pkwy

High Point, NC 27265

Registration Statement on Form S-3 (File No. 333-223269)

Ladies and Gentlemen:

We have acted as special counsel to vTv Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-223269) (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), which, based on our review of the Commission’s EDGAR database on March 19, 2019, was declared effective by the Commission at 4:00 pm Eastern Time on March 19, 2018.  You have asked us to furnish our opinion as to the legality of 3,636,364 shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), which are registered under the Registration Statement and which are being sold pursuant to a Purchase Agreement dated March 18, 2019 (the “Purchase Agreement”), among the Company and the purchasers named on the signature pages thereto.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

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1.	the Registration Statement;
2.	the prospectus supplement dated March 18, 2019 (the “Prospectus”); and
3.	the Purchase Agreement.

In addition, we have examined (i) such corporate records of the Company as we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, certified by the Company as in effect on the date of this letter and copies of resolutions of the board of directors of the Company relating to the issuance of the Shares, certified by the Company and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below.  We have also relied upon oral and written statements of officers and representatives of the Company, upon the representations and warranties of the Company made in the Purchase Agreement as to factual matters and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

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Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware.   Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the base prospectus included in the Registration Statement and in the Prospectus. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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